UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007 (May 30, 2007)

SENIOR HOUSING PROPERTIES TRUST

Maryland	001-15319	04-3445278
(State of organization)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458

617-796-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
ITEM 8.01.  OTHER EVENTS.

(A)           Trustees

At the annual meeting of the shareholders of Senior Housing Properties Trust, or the Company, held on May 30, 2007, the shareholders elected John L. Harrington and Adam D. Portnoy as Group II Trustees, with a three year term of office until the Company’s annual shareholders’ meeting in 2010 (and in each case until his successor shall have been elected and qualified).  Frank J. Bailey and Barry M. Portnoy, as Group I Trustees with a term of office expiring in 2009, and Frederick N. Zeytoonjian, as a Group III Trustee with a term of office expiring in 2008 (and in each case until his successor shall have been elected and qualified) continue to serve as the Company’s other trustees.

(B)           Amendment to Declaration of Trust

Also at the annual shareholders’ meeting held on May 30, 2007, the Company’s shareholders approved an amendment to the Company’s declaration of trust which provides that any shareholder who violates the declaration of trust or bylaws of the Company will indemnify and hold the Company harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.  The amendment became effective on June 1, 2007.  A composite copy of the Company’s Amended and Restated Declaration of Trust, as amended through the time of the effectiveness of such amendment, is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The other amendments proposed for the Company’s declaration of trust in the definitive proxy statement, dated April 18, 2007, for the annual shareholders’ meeting were not adopted.

(C)           Amendment to Bylaws

At its annual meeting held on May 30, 2007 following the annual meeting of shareholders, the Company’s board of trustees adopted an amendment to the Company’s bylaws effective as of May 30, 2007, affecting the voting by shareholders on certain matters.  The amended bylaws provision is as follows:

Section 2.9    Voting.

(a)           With regard to election of a Trustee, and except as may be mandated by applicable law or the listing requirements of the principal exchange on which the Trust’s common shares are traded, (i) a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in an uncontested election; and (ii) a majority of all the shares entitled to vote at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a

Trustee in a contested election.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.

(b)           With regard to any other matter which may properly come before a meeting of shareholders duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the Trust’s common shares are traded or by a specific provision of the Declaration of Trust, (i) if such matter is approved by at least seventy-five percent (75%) of the Trustees then in office, including seventy-five percent (75%) of the Independent Trustees then in office, a majority of all the votes cast at the meeting shall be sufficient to approve such matter; and (ii) if such matter is not approved by at least seventy-five percent (75%) of the Trustees then in office, including seventy-five percent (75%) of the Independent Trustees then in office, seventy-five percent (75%) of all the shares entitled to vote at the meeting shall be sufficient to approve such matter.

As stated in Section 2.9(b) quoted above, this amended bylaw provision does not affect voting on matters governed by a specific provision of the Company’s declaration of trust.  The declaration of trust currently specifies the following voting provisions:

▪ the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote generally in the election of trustees is required for the removal of a trustee;

▪  subject to the provisions of any class or series of outstanding shares, (i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter, is required for the Company’s merger with or into another entity, its consolidation with one or more other entities into a new entity, the sale, lease, exchange or transfer of all or substantially all of its assets or its termination approved by the board of trustees and requiring shareholder approval;

▪  (i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter, is required for any amendment to the Company’s declaration of trust approved by the board and requiring shareholder approval, other than certain amendments relating to removal of trustees or the classification of the board of trustees; and

▪  the affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for certain amendments to the Company’s declaration of trust relating to removal of trustees or the classification of the board of trustees which have been approved by the board of trustees.

A composite copy of the Company’s Amended and Restated Bylaws, as amended through the time of effectiveness of such amendment, is filed as Exhibit 3.2 hereto and is incorporated by reference herein.

(D)           Press Release Regarding Shareholders’ Meeting Results

On May 30, 2007, the Company issued a press release announcing the preliminary results of voting by its shareholders at their annual meeting held on such date.  A copy of that press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

 (d)           Exhibits

 The Company hereby files the following exhibits:

3.1	Composite Copy of the Company’s Amended and Restated Declaration of Trust, dated September 20, 1999, as amended through June 1, 2007.

3.2	Composite Copy of the Company’s Amended and Restated Bylaws, dated March 14, 2003, as amended through May 30, 2007.

99.1	Press Release dated May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST By: /s/ Richard A. Doyle
Richard A. Doyle Treasurer and Chief Financial Officer